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                                 SUNSOURCE INC.
                          1998 EQUITY COMPENSATION PLAN

                                  AMENDMENT TO
                         NONQUALIFIED STOCK OPTION GRANT


         This amendment, dated as of January 26, 2000, which amends a NONQUALIFIED STOCK OPTION GRANT dated as of April 27, 1999, is delivered by SunSource, Inc. (the "Company") to Maurice P. Andrien (the "Grantee").

                                    RECITALS

         A. The SunSource Inc. 1998 Equity Compensation Plan (the "Plan") provides for the grant of options to purchase shares of common stock of the Company. The committee established under the terms of the Plan (the "Committee") made a stock option grant covering 150,000 shares as of April 27, 1999 (the "Original Grant") as an inducement for the Grantee to enter into an employment agreement between the Company and the Grantee.

         B. On January 26, 2000 the Committee approved a restructuring of the Original Grant whereby the number of shares covered by the Original Grant shall be reduced to 50,000 and the Grantee shall receive a new grant 100,000 restricted shares under the terms of a Restricted Stock Grant pursuant to the Plan.

         C. The Plan is administered and interpreted by the Committee.


         NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

         1. The following sentence is added to the end of Section 1 of the Original Grant:

         "Effective January 26, 2000, the number of Shares that may be purchased upon the exercise of the Option shall be reduced to 50,000."

         2. Except as specifically set forth above, each of the provisions of the Original Grant shall continue in full force and effect.

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         IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Amendment and the Grantee has executed same to evidence acceptance of this Amendment.


                                               SUNSOURCE INC.



                                               By:____________________________



                                               Accepted:______________________
                                                        Grantee


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